UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):
June 23, 2011

ANNALY CAPITAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.

As reported under Item 5.07 below, at the Annaly Capital Management, Inc. (the “Company”) 2011 Annual Meeting of Shareholders (the “Annual Meeting”), the shareholders of the Company approved an amendment to the Company’s charter to increase the number of authorized shares of capital stock, par value $0.01 per share, from 1,000,000,000 shares to 2,000,000,000 shares, consisting of 1,987,987,500 shares classified as “Common Stock,” 7,412,500 shares classified as “7.875% Series A Cumulative Redeemable Preferred Stock,” and 4,600,000 shares classified as “6.00% Series B Cumulative Convertible Preferred Stock” (the “Charter Amendment”).  The Charter Amendment became effective upon the filing by the Company of Articles of Amendment with the State Department of Assessments and Taxation of Maryland on June 23, 2011. A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 23, 2011, the Company reconvened its Annual Meeting which was adjourned on May 26, 2011 to permit additional time to solicit stockholder votes for Proposal No. 2, a proposal to amend the Company’s charter to increase the number of authorized shares of capital stock to 2,000,000,000 shares contained in the Company’s  definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 11, 2011 (the “Proxy Statement”).  The total number of shares of common stock entitled to vote at the Annual Meeting was 804,350,532.

The final voting results for Proposal No. 2 are set forth below.

Proposal 2.  The proposal to approve an amendment of the Company’s charter to increase the number of authorized shares of capital stock to 2,000,000,000 shares.

For	Against	Abstentions

564,201,118	114,469,420	4.563,230

Further information regarding these proposals is set forth in the Company’s Proxy Statement.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Articles of Amendment.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

	By:	/s/ Kathryn Fagan
Name: Kathryn Fagan
Title: Chief Financial Officer

Date: June 23, 2011